EXHIBIT 21

Subsidiaries of Omnicare, Inc.

The following is a list of operational subsidiaries included in the consolidated financial statements of the Company  as of  December 31, 2012. Other non-operational subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name.

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
Advanced Care Scripts, Inc.	ACS Pharmacy	Florida
AMC - Tennessee, Inc.	Omnicare of Nashville	Delaware
APS Acquisition, LLC	Omnicare Medical Supply Services	Delaware
APS-Summit Care Pharmacy, LLC	American Pharmaceutical Services	Delaware
ASCO Healthcare of New England, Limited Partnership	Omnicare of Rhode Island	Maryland
ASCO Healthcare, LLC	Omnicare of Annapolis Junction, Omnicare of Salisbury, NeighborCare, NeighborCare Londonderry - HME	Maryland
Badger Acquisition of Kentucky, LLC	Omnicare of Henderson, Kentucky	Delaware
Badger Acquisition of Minnesota, LLC	Omnicare of Minnesota	Delaware
Badger Acquisition of Ohio, LLC	Beeber Pharmacies, Omnicare Health Network	Delaware
Best Care LTC Acquisition Company, LLC	Best Care Pharmacy	Delaware
BPNY Acquisition Corp.	Omnicare Pharmacy of Western New York	Delaware
Campo's Medical Pharmacy, Inc.	Campo's Medical Pharmacy	Louisiana
Care Pharmaceutical Services, LP		Delaware
Care4 LP	Omnicare of Edison	Delaware
CCRx of North Carolina, LLC	Mesh Pharmacy, CCRx of Charlotte, CCRx of North Carolina	Delaware
CHP Acquisition Corp.	Omnicare of Southern New Jersey	Delaware
CIP Acquisition Corp.	Carter's Institutional Pharmacy	Delaware
Compass Health Services, LLC	Omnicare of Morgantown	West Virginia
Compscript, LLC	Omnicare of Jackson	Florida
Continuing Care Rx, LLC	CCRx of Bethany Village	Pennsylvania
CP Acquisition Corp.	Central Pharmacy Company of Little Rock	Oklahoma
CP Services, LLC		Delaware
CSR, Inc.		Kentucky
D & R Pharmaceutical Services, LLC	D&R Pharmacare, D&R Pharmacare - Louisville, Omnicare of Lexington, Ky	Kentucky
Delco Apothecary, Inc.		Pennsylvania
Enloe Drugs, LLC	Omnicare of the Quad Cities, Pharmacy Care Associates, Omnicare Infusion of Peoria	Delaware
Evergreen Pharmaceutical of California, Inc.
Pharmacy Suppport Services - Los Angeles, Pharmacy Support Services - Hayward, Omnicare of Lodi, Omnicare of San Diego, Broadway Long Term Care Pharmacy, Omnicare Chico, CA, Omnicare Redding, CA, Creekside Managed Care Pharmacy, Omnicare of Bakersfield, Omnicare Canoga Park, CA, Pharmacy Advantage, Broadway Medical Supplies
California
Evergreen Pharmaceutical, LLC
Consulting and Pharmacy Services, Omnicare of Kirkland, Omnicare of Medford, Omnicare of Portland, Omnicare of Spokane, Puget Pharmacy Services, Bridgeport Pharmacy Services, Omnicare of Spokane SPD, Omnicare of Washington SPD, Evergreen Home Care
Washington

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
ExcelleRx, Inc.		Delaware
Heartland Healthcare Services, LLC		Ohio
Heartland Pharmacy of Illinois, LLC		Ohio
Heartland Pharmacy of Pennsylvania, LLC		Ohio
HMIS, Inc.		Delaware
Home Care Pharmacy, LLC	Omnicare of Ashland, Kentucky, Home Care Pharmacy, Omnicare of Nitro, West Virginia, Cincinnati Clinical Intervention Center	Delaware
Home Pharmacy Services, LLC		Missouri
Interlock Pharmacy Systems, LLC	Interlock Pharmacy of Columbia, Interlock Pharmacy Systems, Medicate LTC Pharmacy	Missouri
JHC Acquisition, LLC	Omnicare of Northern Illinois	Delaware
Langsam Health Services, LLC	Sequoia Health Services, Omnicare Clinical Intervention Center - Oklahoma City	Delaware
Langsam Medical Products, Inc.		Delaware
LCPS Acquisition, LLC	Omnicare of Chandler, Southern Desert Pharmacy - Prescott, Village Southern Desert Pharmacy	Delaware
Lobos Acquisition, LLC	Omnicare of Huntsville, Superior Care Pharmacy of Idaho	Delaware
Lo-Med Prescription Services, LLC	Omnicare Pharmacy of Wadsworth	Ohio
Main Street Pharmacy, LLC
NeighborCare - Riderwood, NeighborCare - Seabrook, NeighborCare - Eagles Trace, NeighborCare - Cedar Crest, NeighborCare - Greenspring Village, NeighborCare - Goodwin House, NeighborCare - Hingham, NeighborCare - Maris Grove, NeighborCare - Oak Crest Village Pharmacy, NeighborCare - Shannondell, NeighborCare - Brooksby Village, NeighborCare - Asbury Pharmacy, NeighborCare - Charlestown Pharmacy
Maryland
Managed Healthcare, Inc.	Managed Health Care Pharmacy	Delaware
Management and Network Services, LLC		Ohio
Med World Acquisition Corp.	Med World Pharmacy	Delaware
Medical Arts Health Care, Inc.		Georgia
MHHP Acquisition Company, LLC	Stat-Care Pharmacy, McClelland Health System	Delaware
NCS Healthcare of Illinois, LLC	Omnicare of Herrin	Illinois
NCS Healthcare of Iowa, LLC	Omnicare of Urbandale	Ohio
NCS Healthcare of Kansas, LLC		Ohio
NCS Healthcare of Kentucky, Inc.	Vangard Labs	Ohio
NCS Healthcare of Montana, Inc.	Omnicare of Billings	Ohio
NCS Healthcare of New Mexico, Inc.	NCS Healthcare of Albuquerque	Ohio
NCS Healthcare of Ohio, LLC	Omnicare of Dover, Omnicare of Central Ohio	Ohio
NCS Healthcare of South Carolina, Inc.	Omnicare of Charleston	Ohio
NCS Healthcare of Tennessee, Inc.	Omnicare of Memphis	Ohio
NCS Healthcare of Wisconsin, LLC	Omnicare of Appleton, Pinnacle Pharmacy - LaCrosse	Ohio
NeighborCare of Indiana, LLC	Omnicare of Ft. Wayne, Omnicare of South Bend	Indiana
NeighborCare of New Hampshire, LLC	Omnicare of New Hampshire	New Hampshire
NeighborCare of Virginia, LLC		Virginia
NeighborCare Pharmacy Services, Inc.	Omnicare San Antonio, Omnicare of Scranton, Omnicare of Williamsport, Rx Services, Network Health Services, Champ Davis Pharmacy, Omnicare of Allentown	Delaware
NIV Acquisition, LLC	Denman Pharmacy Services	Delaware
North Shore Pharmacy Services, LLC	North Shore Pharmacy Services	Delaware
Omnicare Distribution Center, LLC		Delaware
Omnicare ESC, LLC		Delaware

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
Omnicare Headquarters, LLC		Delaware
Omnicare Holding Company		Delaware
Omnicare Indiana Partnership Holding Co, LLC		Delaware
Omnicare Management Company		Delaware
Omnicare of Nevada, LLC	Omnicare of Reno, Omnicare of Las Vegas	Delaware
Omnicare of New York, LLC
Omnicare of Florence, Omnicare of Golden, Omnicare of Syracuse, Omnicare of Southern Pines, Omnicare of Whippany, Omnicare of Ancora, Omnicare of Greystone, Omnicare of Hagedorn, Omnicare of Menlo Park, Omnicare of Paramus, Omnicare of Trenton, Omnicare of Hunterdon, Omnicare of New Lisbon, Omnicare of North Jersey, Omnicare of Vineland East, Omnicare of Woodbine, Omnicare of Woodbridge, Omnicare of Fay Rd. Syracuse, Omnicare of Rochester, Omnicare of New Hartford, Omnicare of Grand Junction, Pharmacy Solutions, Omnicare of Vineland, Omnicare CIC - New Hartford, Expert Care Pharmacy
Delaware
Omnicare Pharmacies of Pennsylvania East, LLC	Omnicare Pharmacy Services of Eastern Pennsylvania	Delaware
Omnicare Pharmacies of Pennsylvania West, LLC	Omnicare Pharmacy Services of Greensburg, Omnicare Pharmacy Services of Pittsburgh	Pennsylvania
Omnicare Pharmacy and Supply Services, LLC	Omnicare of South Dakota	South Dakota
Omnicare Pharmacy of Florida, LP
Omnicare of Central Florida, Omnicare of Jacksonville, Omnicare of Tampa, Omnicare of South Florida, Omnicare of Panama City, Myerlee Pharmacy L.T.C., Medistat Wholesale Services, Medistat Pharmacy Services, Waterman Village Pharmacy
Delaware
Omnicare Pharmacy of Nebraska LLC	Omnicare of Nebraska	Delaware
Omnicare Pharmacy of North Carolina, LLC	Omnicare of Hickory	Delaware
Omnicare Pharmacy of Pueblo, LLC	Omnicare of Pueblo	Delaware
Omnicare Pharmacy of Tennessee, LLC	Omnicare of Tennessee	Delaware
Omnicare Pharmacy of Texas 1, LP	Omnicare of Corpus Christi, Omnicare of Ft. Worth, Omnicare of Houston, Omnicare of Pharr, Omnicare of Nacogdoches	Delaware
Omnicare Pharmacy of Texas 2, LP	Omnicare of Lubbock, Omnicare of Waco, Omnicare of Amarillo, Omnicare of Tyler	Delaware
Omnicare Pharmacy of the Midwest, LLC		Delaware
Omnicare Purchasing Company General Partner, Inc.		Delaware
Omnicare Purchasing Company Limited Partner, Inc.		Delaware
PBM Holding Co.		Delaware
PBM Plus Mail Service Pharmacy, LLC		Delaware
PBM-Plus, Inc.		Wisconsin
Pharmacon Corp.		New York
Pharmacy Associates of Glens Falls, Inc.	Royal Care Pharmacy Services	New York
Pharmacy Consultants, Inc.		South Carolina
Pharmacy Holding # 1, LLC		Delaware
Pharmacy Holding # 2, LLC		Delaware
Pharmacy Services of Indiana, LLC		Indiana
Pharmasource Healthcare, Inc.		Georgia
Pharmed Holdings, Inc.	I.V. Plus - Alexandria	Delaware
PP Acquisition Company, LLC	Pinnacle Pharmacy	Delaware
PPS-GBMC Joint Venture, LLC		Maryland
PPS-St. Agnes Joint Venture, LLC		Maryland

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
PRN Pharmaceutical Services, LP		Delaware
Professional Pharmacy Services, Inc.		Maryland
PSI Arkansas Acquisition, LLC	Pharmacy Solutions	Delaware
Rescot Systems Group, Inc.		Pennsylvania
Roeschen's Healthcare, LLC	Roeschen's Omnicare Pharmacy, Behavioral Health Pharmacy	Wisconsin
RXC Acquisition Company	RxCrossroads, RxCrossroads Third Party Logistics	Delaware
Shore Pharmaceutical Providers, Inc.	Shore Pharmaceutical Providers	Delaware
Specialized Pharmacy Services, LLC	Specialized Pharmacy Services - North, Specialized Pharmacy Services, ElderCare Pharmacy	Michigan
Specialty Carts, LLC		Ohio
Sterling Healthcare Services, Inc.	IV Plus of Shreveport, Sterling Home Medical Services	Delaware
Suburban Medical Services, LLC	Omnicare of King of Prussia	Pennsylvania
SunPharmacy Limited Liability Company		Ohio
Superior Care Pharmacy, Inc.	Superior Care Pharmacy	Delaware
TCPI Acquisition Corp.	Specialized Pharmacy Services - West	Delaware
Three Forks Apothecary, Inc.	Omnicare of Bettyville	Kentucky
UC Acquisition Corp.	Unicare	Delaware
Uni-Care Health Services of Maine, Inc.	Omnicare of Maine	New Hampshire
Value Health Care Services, LLC	Omnicare of Connecticut	Delaware
VAPS Acquisition Company, LLC	Vanguard Advanced Pharmacy Systems	Delaware
Weber Medical Systems, LLC	Omnicare Infusion Services	Delaware
Westhaven Services Co., LLC	Omnicare Pharmacy of Northwest Ohio	Ohio
Williamson Drug Company, Incorporated	Extended Care Associates, Williamson's Pharmacy Institutional, Williamson's Pharmacy, Rx Services	Virginia
ZS Acquisition Company, LLC	ZellMed Solutions	Delaware